AMENDMENT TO AGREEMENT OF SALE AND PURCHASE
(Atrium Building , Lincoln, Nebraska)

          THIS AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made as of October 24, 2002, between 1200 N STREET, LTD. (the “Seller”) and TRIPLE NET PROPERTIES, LLC (the “Purchaser”).

RECITALS

          Seller and Purchaser entered into that certain Agreement of Sale and Purchase having an effective date of September 6, 2002, with respect to that certain office building known as Atrium Office Building, 1200 N Street, Lincoln, Nebraska (the “Contract”).

          The parties now desire to amend the Contract as hereinafter provided.

AGREEMENT

          FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.          With regard to Section 1.1.7 and Article III of the Contract, Purchaser acknowledges and agrees that the Review Period has expired, Purchaser has accepted all aspects of the condition of the Property (including, but not limited to the physical condition and the condition of title and survey), and Purchaser waives all conditions and contingencies to Closing, except for Seller’s performance of its obligations under Article II and Article V of the Contract and the provisions of Article VII.

          2.          Section 1.1.8 of the Contract is amended to provide that the Closing shall occur on or before December 2, 2002.

          3.          Section 1.1.4 of the Contract is amended to provide that at Closing Seller shall give the Purchaser a credit against the Purchase Price in the amount of $250,000.00.

          4.          Except as modified hereby, the parties ratify and affirm the Contract and acknowledge that the same is unamended  and in full force and effect.

SELLER:	1200 N STREET, LTD.

	By:	CUMMINGS-BACCUS LINCOLN LC

/s/ ROSS M. CUMMINGS

Ross M. Cummings, Manager

PURCHASER:	TRIPLE NET PROPERTIES, LLC

By:

Anthony W. Thompson, President

AMENDMENT TO AGREEMENT OF SALE AND PURCHASE
(Atrium Building, Lincoln, Nebraska)

          THIS AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made as of the ________ day of October, 2002 (being the latest date of execution by either party), between 1200 N STREET, LTD. (the “Seller”) and TRIPLE NET PROPERTIES, LLC (the “Purchaser”).

RECITALS

          Seller and Purchaser entered into that certain Agreement of Sale and Purchase having an effective date of September 6, 2002, with respect to that certain office building known as Atrium Office Building, 1200 N Street, Lincoln, Nebraska (the “Contract”).

          The parties now desire to amend the Contract as hereinafter provided.

AGREEMENT

          FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.          With regard to Section 1.1.7 and Article III of the Contract, Purchaser acknowledges and agrees that the Review Period has expired, Purchaser has accepted all aspects of the condition of the Property (including, but not limited to the physical condition and the condition of title and survey), and Purchaser waives all conditions and contingencies to Closing, except for Seller’s performance of its obligations under Article II and Article V of the Contract and the provisions of Article VII.

          2.          Section 1.1.8 of the Contract is amended to provide that the Closing shall occur on or before thirty (30) days from the date of this Amendment provided above.

          3.          Section 1.1.4 of the Contract is amended to provide that at Closing Seller shall give the Purchaser a credit against the Purchase Price in the amount of $268,000.

          4.          Except as modified hereby, the parties ratify and affirm the Contract and acknowledge that the same is unamended and in full force and effect.

WITNESS the following signatures:
SELLER:	1200 N STREET, LTD.
	By:	Cummings-Baccus Lincoln LC

1

AMENDMENT TO AGREEMENT OF SALE AND PURCHASE
(Atrium Building, Lincoln, Nebraska)

          THIS AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made as of the ________ day of October 2002 (being the latest date of execution by either party), between 1200 N STREET, LTD. (the “Seller”) and TRIPLE NET PROPERTIES, LLC (the “Purchaser”).

RECITALS

          Seller and Purchaser entered into that certain Agreement of Sale and Purchase having an effective date of September 6, 2002, with respect to that certain office building known as Atrium Office Building, 1200 N Street, Lincoln, Nebraska (the “Contract”).

          The parties now desire to amend the Contract as hereinafter provided.

AGREEMENT

          FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.          With regard to Section 1.1.7 and Article III of the Contract, Purchaser acknowledges and agrees that the Review Period has expired, Purchaser has accepted all aspects of the condition of the Property (including, but not limited to the physical condition and the condition of title and survey), and Purchaser waives all conditions and contingencies to Closing, except for Seller’s performance of its obligations under Article II and Article V of the Contract and the provisions of Article VII.

          2.          Section 1.1.8 of the Contract is amended to provide that the Closing shall occur on or before thirty (30) days from the date of this Amendment provided above.

          3.          Section 1.1.4 of the Contract is amended to provide that at Closing Seller shall give the Purchaser a credit against the Purchase Price in the amount of $145,000.

          4.          Except as modified hereby, the parties ratify and affirm the Contract and acknowledge that the same is unamended  and in full force and effect.

WITNESS the following signatures:
SELLER:	1200 N STREET, LTD.
	By:	Cummings-Baccus Lincoln LC

1

AGREEMENT OF SALE AND PURCHASE
(ATRIUM BUILDING, LINCOLN, NEBRASKA)

                THIS AGREEMENT OF SALE AND PURCHASE (the “Agreement”) is made and entered into by and between the parties listed below as “Seller” and “Purchaser”, effective as of the date Seller executes this Agreement (the “Effective Date”).

I.
BASIC TERMS

1.1          The following shall constitute the Basic Terms (herein so called) of this Agreement, and the terms having initial capital letters, used in the captions, or otherwise defined in the Article I shall have the same meaning when used in other Articles of this Agreement, unless the context otherwise requires a different meaning. Also, in the event of any conflict between the Basic Terms and other provisions in this Agreement, the Basic Terms shall control.

1.1.1	Seller:	1200 N STREET, LTD.
	Address:	9606 N. Mopac, Suite 125 Austin, Texas 78759 Attn: Ross Cummings Phone: (512) 459-7100 Fax: (512) 451-4008

1.1.2	Purchaser:	TRIPLE NET PROPERTIES, LLC
	Address:	1551 North Tustin, Suite 650 Santa Ana, CA. 92705 Phone: (714) 667-8252 Fax: (714) 667-6860 Attn: Anthony W. Thompson

	Copy to:	Hirschler Fleischer Attn: Louis J. Rogers, Esq. 701 E. Byrd Street Richmond, VA 23219 (804) 771-9567 (804) 644-0957 email: lrogers@hirschlerfleischer.com

1.1.3

Property/Project: that certain office building known as Atrium Office Building, 1200 N Street, Lincoln, Lancaster County, Nebraska, and all improvements and Ground Leases (herein so called) with respect to the land legally described on Exhibit “A” attached hereto.

1.1.4	Purchase Price: $4,532,000.00, which shall be all in cash at Closing (defined below).

1.1.5

Earnest Money: $50,000.00, to be delivered to the Title Company (defined below) on or before three (3) business days after the Effective Date (defined below). Such deposit is referred to as the “Earnest Money”. The Earnest Money is to be placed in an interest-bearing account, the interest being the property of the party entitled to the Earnest Money as herein provided, and which shall be applied to the Purchase Price at Closing.

1.1.6	Title Company:	Commonwealth Land Title of Dallas 1700 Pacific, Suite 4740 Dallas, Texas 75201 Attention: Jennifer Seymour/Kim Lawrence 214-855-8433 214-754-9066 (fax)

1.1.7

Review Period: The Review Period shall be a period expiring thirty (30) days after the Effective Date. In addition, Purchaser’s obligations under this Agreement are subject to and contingent upon approval of a loan for Purchaser by a third party. Purchaser shall apply for the loan within ten (10) business days from the Effective Date and Purchaser shall make every reasonable effort to obtain approval. If the loan has not been approved within the Review Period, this Agreement shall terminate and the Earnest Money shall be refunded to Purchaser without delay.

1.1.8	Closing: On or before forty-five (45) days after the expiration of the Review Period, or such earlier date as the parties may agree upon.

II.
CLOSING

2.1         The procedure to be followed by the parties in connection with the Closing shall be as follows:

     2.1.1 At the Closing the Seller shall cause to be delivered to the Title Company (sometimes herein referred to as the “Escrow Agent”) or to Purchaser, as applicable, the items specified herein and the following documents and instruments duly executed and acknowledged, in recordable form and in form acceptable to Purchaser:

          2.1.1.1          A special warranty deed (the “Deed”) dated as of the Closing Date, conveying the Property to Purchaser, in the form attached hereto as Exhibit “B”;

          2.1.1.2          An Assignment of Leases (including the Ground Leases) and Contracts and Bill of Sale, in the form attached hereto as Exhibit “C” (the “Lease Assignment”);

          2.1.1.3          Possession of the Property, subject only to the Permitted Exceptions (defined below);

          2.1.1.4          Seller shall submit to each Tenant under the Leases a Tenant Estoppel (herein so called) in the form required by Purchaser’s lender and shall thereafter use commercially reasonable efforts to obtain an executed Tenant Estoppel from each such Tenant. As a condition precedent to Purchaser’s obligation to purchase the Property at Closing, Purchaser shall have obtained a Tenant Estoppel from (i) tenants occupying 2,500 rentable square feet or more (“Major Tenants”), and (ii) tenants other than Major Tenants occupying not less than seventy-five percent (75%) of the rentable square feet in the Property not occupied by Major Tenants (“Required Tenants”), and (iii) landlords under the Ground Leases (the “Ground Lease Landlords”), (using the form attached hereto as Exhibit “E” attached hereto. Seller agrees to circulate with the Tenant Estoppels any SNDA form required by Purchaser’s lender. If, by the Closing Date, Seller has not delivered to Purchaser Tenant Estoppels from the Major Tenants, the Required Tenants and the Ground Lease Landlords, and Purchaser has not received executed SNDA’s from the Major Tenants, Purchaser shall notify Seller of Purchaser’s election either to (i) waive the delivery of the outstanding Tenant Estoppels and SNDA’s and proceed to Closing, or (ii) terminate this Agreement. If Purchaser elects to terminate this Agreement, the Title Company shall promptly return the Earnest Money to Purchaser and neither Seller nor Purchaser shall have any further liability hereunder except as provided herein; and

          2.1.1.5          A certificate in such form as may be required by the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying as to the nonforeign status of a transferor, in the form required by the Internal Revenue Service (“IRS”).

     2.1.2  At the Closing, Purchaser shall cause to be delivered to the Seller funds payable to the Seller representing the Purchase Price, plus or minus the prorations described below, and after a credit equal to the Earnest Money. Purchaser shall also execute and deliver counterparts of the Lease Assignment acknowledging that Purchaser has assumed all obligations of Seller under the all items conveyed therein from and after the Closing. In addition, the following shall be conditions precedent to Purchaser’s obligation to close: (i) No Major Tenant shall be in default, have vacated their premises or given notice of intent to vacate, or be subject to a bankruptcy or receivership proceeding, (ii) After the expiration of the Review Period, Seller shall not apply any tenant’s security deposit unless the tenant has vacated their premises and is not in default under their lease, and (iii) Seller shall have terminated any management agreements affecting the Property.

2.2         Upon the completion of the deliveries specified in Section 2.1 above, the Escrow Agent shall be authorized to cause the appropriate closing documents to be immediately recorded in the appropriate records of the county in which the Property is located, and shall deliver the balance of the proceeds from the sale to Seller, after deducting all expenses thereof or such other items as may be specified herein. As soon as reasonably possible after Closing, the Title Company shall cause an Owner’s Title Policy to be issued, with the basic premium to be paid by Seller, and the premiums for extended coverage or endorsements required by Purchaser or its lender shall be paid by Purchaser. Seller and Purchaser shall also execute and deliver all documents reasonably required by the Title Company to consummate the transaction contemplated by this Agreement.

III.
ITEMS FOR REVIEW; REVIEW PERIOD

3.1         Upon execution of this Agreement, Purchaser and/or Seller, as the case may be, shall perform the following within the time stated, each of which shall be a condition precedent to Closing:

               3.1.1          On or before ten (10) days after the Effective Date, Seller, at Seller’s sole cost and expense, shall obtain a Commitment for Title Insurance or a Commitment to Insure (the “Commitment”) dated not earlier than the date of this Agreement, issued by the Title Company, showing Seller’s title to the Property to be good and marketable, together with true, correct and legible copies of all items and documents referred to therein. Purchaser shall have fifteen (15) days after receipt of said items (and the Survey hereinafter referred to) to examine the condition of title and approve or disapprove the same. Those items listed in the Commitment and not disapproved of by Purchaser shall be referred to as the “Permitted Exceptions.” In the event that Purchaser disapproves of all or any item referred to in the Commitment, Seller shall have a period of two (2) days within which to cure or remove such exceptions, without any obligation to do so. In the event Seller fails or refuses to cure all of such items within such cure period, Purchaser shall have the right to terminate this Agreement, whereupon the Title Company is hereby authorized to, and shall, upon request of Purchaser, return to Purchaser all Earnest Money that  has been theretofore paid or deposited by Purchaser to it under or in connection with this Agreement, and the parties hereto shall be released from all obligations hereunder. In the alternative, at the written request of Purchaser, Seller shall deliver the title in its existing condition and Purchaser shall, by acceptance of such title, waive any objections to such title which have not been cured except as to warranties contained in the documents of conveyance.

               3.1.2          Within ten (10) days after the Effective Date, Seller will deliver to Purchaser the existing survey in Seller’s possession (the “Survey”), and thereafter Purchaser, at Purchaser’s sole cost and expense, may cause the Survey to be updated and recertified.

               3.1.3          Within five (5) days after the Effective Date, Seller will deliver, or make available, to Purchaser all non-proprietary documents pertaining to the Property in Seller’s possession, the items listed on Exhibit “F” attached hereto.

3.2          During the Review Period, Purchaser shall have the right to perform any and all inspections or studies of the Property which Purchaser may desire, including but not limited to a physical and mechanical inspection of the Property, a feasibility study of the Property and an inspection of all books and records and financial  information pertaining thereto. A representative of Seller shall be entitled to be present during all such inspections.  Seller shall cause the personnel of Seller’s property management company to make themselves available to Purchaser and Purchaser’s representatives, agents, and other consultants at all reasonable times and upon reasonable notice and to provide all information in their possession or control concerning the Property. If Purchaser shall find such inspections or studies to be unsatisfactory, for any reason, or if Purchaser otherwise determines that the Property is not suitable for its intended use thereof, for any reason whatsoever, in Purchaser’s sole discretion, Purchaser shall have the right, at its option, to terminate this Agreement within the Review Period and, upon such termination, all Earnest Money previously deposited shall be immediately refunded to Purchaser and the parties hereto shall have no further liabilities one to the other.  If Purchaser fails to deliver a statement to Seller and to the Title Company stating “the Property is acceptable” on or before the expiration of the Review Period, Purchaser shall be deemed to have rejected all aspects of the Property and does not intend to close. Upon such termination of this Agreement by Purchaser as provided above, this Agreement shall automatically terminate and Seller hereby directs and authorizes the Title Company, and the Title Company shall, notwithstanding any contrary instructions that Seller may hereafter give, immediately to return any and all Earnest Money and all interest accrued thereon to Purchaser. Upon a termination, and prior to the refund of the Earnest Money, Purchaser shall promptly return to Escrow Agent all items delivered to Purchaser by Seller. Purchaser shall be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Purchaser covenants and agrees to repair any damage to the Property caused by such inspections and studies. Purchaser agrees not to allow any liens to arise against the Property as a result of such inspections and studies and agrees to indemnify and hold Seller harmless from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Purchaser’s or its agent’s or employee’s entry onto the Property prior to Closing.  This indemnity shall survive Closing or a termination of this Agreement by Purchaser.

IV.
“AS-IS” SALE”; SELLER REPRESENTATIONS

EXCEPT AS EXPRESSLY PROVIDED HEREIN, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED) PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (1) THE WATER, SOIL AND GEOLOGY; (2) THE INCOME TO BE DERIVED FROM THE PROPERTY; (3) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON; (4) THE COMPLIANCE OF OR BY THE PROPERTY OF ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (5) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (6) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES SELLER HAS NOT MADE DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USES LAWS, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY DURING THE REVIEW PERIOD, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AT CLOSING AGREES TO ACCEPT THE PROPERTY AND WAIVES ALL OBJECTIONS ???????? AGAINST SELLER ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED

FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN NEGOTIATED BASED ON THE FACT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING IN PERPETUITY.

Seller makes the following representations as of the Effective Date and as of the Closing Date:

          4.1.1          To the best of Seller’s knowledge (as used in this Agreement, Seller’s knowledge being the actual knowledge of Ross Cummings, without any personal liability attaching to Ross Cummings for an inaccuracy in any of the representations contained herein),  Seller has received no notice advising Seller of its violation of a law, governmental ordinance, order or regulation relating to the Property. Seller agrees to provide Purchaser with copies of any such notices it receives following the date hereof.

          4.1.2          After the date hereof, Seller agrees to operate the Project in the ordinary course of business, and perform all of its obligations under the leases, Ground Leases and service contracts, including maintenance until Closing; provided, however, after the expiration of the Review Period, Seller shall not enter into any new leases or agreements affecting the Property without the prior written consent of Purchaser, not to be unreasonably withheld, delayed or conditioned.  Seller shall promptly provide to Purchaser copies of any leases or agreements executed prior to the expiration of the Review Period. Seller shall provide Purchaser with monthly rent rolls and tenant reports generated after the Effective Date, as well as copies of all notices received from or sent to tenants and Ground Lease Landlords.

          4.1.3          Seller has been duly organized, validly existing and is qualified to transact business in the State of Nebraska.  Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of each Seller, enforceable in accordance with their terms.

          4.1.4          There is no agreement to which a Seller is a party or to Sellers’ knowledge binding on a Seller which is in conflict with this Agreement.  There is no action or proceeding pending or, to Sellers’ knowledge, threatened against Seller or the Property,  including condemnation proceedings, which challenges or impairs either Seller’s ability to execute or perform its obligations under this Agreement.

          4.1.5          The Rent Roll, leases, operating statements and the service contracts provided to Purchaser are true, complete and accurate and do not omit any material matter.

All of Seller’s representations contained above shall survive the execution and delivery of the Deed and  shall survive the Closing hereof for a period of six (6) months.

V.
PRORATIONS AND ADJUSTMENTS

          5.1          Collected rents (including CAM payments), operating expenses, ad valorem taxes on the Property and personal property taxes for the tax year in which the Closing occurs, and utility charges shall be prorated at the Closing, effective as of the Closing Date with Purchaser receiving the rents and paying the expenses for the date of Closing provided Purchaser’s funds are received by the Escrow Agent on or before 3 pm, Lincoln, Nebraska time on the date of Closing, utilizing the best available computations of such items. Delinquent rents collected by Purchaser or Seller after Closing shall be first delivered to Purchaser and applied to any amounts due Purchaser by any such tenant, and next delivered to Seller. If current ad valorem tax assessments are unavailable at Closing, said ad valorem taxes shall be adjusted based on tax assessments for the immediately preceding tax year, with said tax proration to be adjusted in cash between the parties, based on actual taxes for the current year, at the time such actual taxes are determined; provided, however, all special tax assessments made by any taxing authority with respect to the Property shall be the sole responsibility of Seller and shall be paid by Seller at Closing. Purchaser shall receive a credit for tenant security deposits that are not yet forfeited or due to be refunded to tenants of the Property. Seller and Purchaser shall consult and cooperate with each other concerning the billing and collection of operating expenses for calendar year of Closing from the tenants. When collected, such operating expenses shall be prorated as of the Closing Date and the prorated portion paid to the other party by the party receiving such payments. Insurance costs shall not be prorated.

          5.2          Tenant and related landlord improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), lease commissions, tenant allowances and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties as provided hereinbelow according to whether such obligations arise in connection with (i) Leases executed prior to the date of this Agreement, including renewal or expansion rights under such Leases as properly exercised after the date of this Agreement (collectively, “Existing TI Obligations”), or (ii) new Leases entered into by Seller during the pendency of this Agreement, subject to the terms and conditions of this Agreement (“New TI Obligations”).

          (a)           Existing TI Obligations.  If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then Purchaser shall receive a credit for such remaining costs as reasonably agreed by Purchaser and Seller, and Purchaser shall be responsible for completing and paying such Existing TI Obligations.

           (b)           New TI Obligations.  At Closing, Purchaser shall reimburse Seller for the prorata cost (based on proportion of the respective ownership periods of Seller and Purchaser relative to the term of the lease) of New TI Obligations properly performed and paid for by Seller, and Purchaser shall assume the obligation to perform and pay for such New TI Obligations, to the extent the same have not been performed or paid by Seller.  In the event Seller has not commenced satisfying the New TI Obligations on or before Closing, then Purchaser shall be entitled to a credit in the prorata amount described above.

          Any credit to Purchaser or reimbursement to Seller for lease commissions comprising part of either Existing or New TI Obligations shall not constitute an assumption by Purchaser of any accrued and owing obligations under any applicable commission agreements.

          5.3          Seller shall be responsible for the payment of all deed and transfer taxes and any deed recording fees.  All escrow costs shall be shared equally.  All other closing costs shall be allocated in accordance with local practices in Lancaster County, Nebraska.

          5.4          All prorations shall be based on a 365-day year period.

          5.5          All of the provisions of this Article V shall survive Closing.

          5.6          Seller agrees to indemnify and hold Purchaser harmless from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorney fees (except those items which under the terms of this Agreement specifically become the obligation of Purchaser), brought by third parties and based on events occurring on or before the Closing and which are in any way related to the Property.

          5.7          Purchaser agrees to indemnify and hold Seller harmless from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorney fees (except those items which under the terms of this Agreement specifically become the obligation of Seller), brought by third parties and based on events occurring after the Closing and which are in any way related to the Property.

VI.
COMMISSIONS

Seller shall be solely responsible for the payment of any and all real estate commissions, claims for such commissions and/or similar type fees arising, directly or indirectly, out of this transaction incurred by Seller, including a commission in the amount of $132,000.00 payable to Triple Net Properties Realty, Inc. at the Closing, and Seller does hereby agree to indemnify Purchaser against and hold Purchaser harmless from any and all such real estate commissions, claims for such commissions or similar fees, including attorneys’ fees incurred in any lawsuit regarding such commissions or fees claimed by persons by or through Seller. In connection therewith, Purchaser does hereby represent and warrant that it its officers, employees and agents, have contracted for no such real estate commissions, nor has it, without knowledge of Seller, contacted real estate agents or brokers, nor has it, without Seller’s knowledge, acted in a manner so as to give rise to a claim for such real estate commissions or similar fees. Purchaser does hereby agree to indemnify Seller against and hold Seller harmless from any and all such real estate commissions, claims for such commissions or similar fees, including attorneys’ fees incurred in any lawsuit regarding such commissions or fees claimed by persons by or through Purchaser. The provisions of this paragraph shall survive Closing.

VII.
RISK OF LOSS

7.1          Risk of loss until the Closing shall be borne by Seller. In the event that damage, loss or destruction of the Property or any part thereof, by fire or other casualty (including an environmental casualty, or through condemnation or sale in lieu thereof, occurs prior to the actual closing of the transactions contemplated hereby, the extent of such damage or taking involving more than $100,000 or giving a Major Tenant the right to terminate its lease (a “Material Event”), the Purchaser shall, at its option, elect one of the following:

                  7.1.1          To terminate this Agreement and receive an immediate refund of all Earnest Money previously deposited.

                  7.1.2          To close the transactions contemplated hereby and take an assignment of and receive in cash all insurance or condemnation proceeds payable as a result of such casualty loss or condemnation, and receive a credit in the amount of any deductible applicable to such insurance coverage, or, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, to receive a credit against the Purchase Price (applied first against the cash portion thereof due at Closing) in the amount of such casualty loss or condemnation proceeds together with any deductible amount applicable thereto.

7.2          In the event of less than a Material Event, Purchaser shall close the transactions contemplated hereby and take an assignment of and receive in cash all insurance or condemnation proceeds payable as a result of such casualty loss or condemnation, and receive a credit in the amount of any deductible applicable to such insurance coverage, or, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, to receive a credit against the Purchase Price (applied first against the cash portion thereof due at Closing) in the amount of such casualty loss or condemnation proceeds together with any deductible amount applicable thereto.

7.3          Seller shall maintain the current insurance coverage in force for the Property in full force and effect through the Closing Date.

VIII.
TERMINATION AND REMEDIES

8.1          In the event that any of the Seller’s representations or warranties contained herein are untrue or if Seller shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, or if any of the conditions precedent to Purchaser’s obligation to consummate the transactions contemplated hereby shall have failed to occur, Purchaser may, at its option, terminate this Agreement by giving written notice of termination to Seller and receive a full and immediate refund of any and all Earnest Money previously deposited plus an amount equal to

Purchaser’s actual due diligence costs and attorneys fees not to exceed $30,000.00 as liquidated damages, or Purchaser may seek to enforce specific performance of this Agreement as its sole remedies.

8.2          If this Agreement is terminated by Purchaser pursuant to any provision of this Agreement authorizing such termination, Purchaser shall be entitled to the immediate refund of any and all Earnest Money previously deposited, together with all interest accrued thereon and thereafter Purchaser shall have no further obligations hereunder.

8.3          If Seller is not then in default in its obligations or agreements, and the Purchaser has not terminated this Agreement pursuant to any of the provisions authorizing such termination, and Purchaser fails to close the transaction contemplated hereby, Seller shall be entitled to receive the Earnest Money as liquidated damages and as Seller’s sole and exclusive remedy for such failure, Seller hereby specifically waiving any and all rights which it may have to damages, specific performance or any other remedy as a result of Purchaser’s default under this Agreement.

IX.
NOTICES

9.1          Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be given upon receipt, if  hand delivered or delivered by express delivery service, or two (2) days after deposit of such notice in registered or certified mail, return receipt requested (provided that any notice of termination shall be effective immediately upon deposit in registered or certified mail, return receipt requested), addressed to the parties at the address provided in Article I.

9.2          The addresses and addressees for the purpose of this article may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice. For the purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated in Article I shall be deemed to continue in effect for all purposes.

X.
MISCELLANEOUS

10.1          Entire Agreement.  THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO CONTAIN THE  ENTIRE AGREEMENT BETWEEN THE PARTIES, AND  NO PROMISE,  REPRESENTATION, WARRANTY OR COVENANT NOT INCLUDED IN THIS AGREEMENT OR ANY SUCH REFERENCED AGREEMENTS HAS BEEN OR IS RELIED UPON BY EITHER PARTY.

10.2          No Oral Modification.  NO MODIFICATION OR AMENDMENT OF THIS AGREEMENT SHALL BE OF ANY FORCE OR EFFECT UNLESS MADE IN WRITING AND EXECUTED BY BOTH PURCHASER AND SELLER.

10.3          Choice of Law and Venue.  In the event that any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and construed according to the laws of the State of Nebraska, and shall be performable in Lancaster County, Nebraska.

10.4          Attorneys’ Fees.  The prevailing party in any litigation between the parties arising under this Agreement shall be entitled to recover reasonable attorney’s fees.

10.5          Counterparts.  This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties. The article headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

10.6          Assignment.  This Agreement, and the rights and obligations hereunder, may be assigned by Purchaser at any time only to an entity of which Purchaser or an affiliate of Purchaser is a controlling member or manager; otherwise, any assignment shall require the prior written consent of Seller. In the event of any such assignment, the original party designated as the Purchaser shall not be released from all duties or obligations hereunder and the Seller agrees to close the transaction contemplated hereunder with the assignee of Purchaser. In this regard, Seller agrees to cooperate with Purchaser in any audit procedure described on Exhibit “G” attached hereto. This Agreement may not be assigned by Seller except pursuant to a tax-deferred exchange, in regard to which Purchaser agrees to reasonably cooperate at no expense or liability to Purchaser.

10.7          Date of Agreement.  All references in this Agreement to “the date hereof,” “Effective Date”, or similar references shall be deemed to refer to the date the Escrow Agent provides the parties with a written receipt of a fully executed counterpart of this Agreement.

10.8          Parties Bound.  This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or admits.

10.9          Enforceability.  If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties hereto may still effectively realize the complete benefit of the transaction contemplated hereby.

10.10          Gender; Number.  Any references to one gender used herein, whether masculine, feminine or neuter, shall be deemed to be a reference to any other gender as may be appropriate under the circumstances; further, the singular shall include the plural and the plural the singular.

10.11          Term of Offer.  This Agreement constitutes an offer by Purchaser to purchase the Property on the terms and conditions and for the Purchase Price specified herein. Unless sooner terminated or withdrawn by notice in writing to Seller, this offer shall lapse and terminate five (5) business days after Purchaser’s delivery of this Agreement unless, prior to such time, Seller has executed and returned to Purchaser two (2) fully executed copies of this Agreement.

10.12          Day of Performance.  In the event the day for which performance is scheduled hereunder is a Saturday, Sunday, or a holiday observed by national banking associations in Lincoln, Nebraska, or Santa Ana, California, then the day for such performance shall be the immediately following business day. Any reference to a “business day” in this Agreement shall mean a day other than a Saturday, Sunday or holiday observed by national banking associations in Lincoln, Nebraska.

10.13          Confidentiality.  This Agreement and all of the terms and provisions hereof are confidential. Purchaser and Seller agree to keep confidential (and shall use their best efforts to cause their agents, employees and brokers to keep confidential) all discussions of this Agreement, the proposed acquisition, all documents and materials delivered pursuant to this Agreement, except for necessary disclosure to partners, employees, accountants, attorneys, brokers, potential investors, lenders and consultants of the parties hereto.  No public announcements concerning this Agreement or the transaction contemplated herein shall be made by either party without the mutual consent of the parties. SPECIFICALLY, SELLER SHALL KEEP THE PURCHASE PRICE AND THE TERMS OF THIS AGREEMENT STRICTLY CONFIDENTIAL.

[SIGNATURE PAGE FOLLOWS]

SELLER:
1200 N STREET, LTD.

By:	CUMMINGS-BACCUS LINCOLN LC

/s/ ROSS M. CUMMINGS

Ross M. Cummings, President
Date:	9/4/02

PURCHASER:
TRIPLE NET PROPERTIES, LLC

/s/ ANTHONY W. THOMPSON

Anthony W. Thompson, President
Date:	Sept 9, 2002

ACCEPTANCE BY TITLE COMPANY

          The undersigned title company, COMMONWEALTH LAND TITLE OF DALLAS referred to in the foregoing Contract as the “Title Company”, hereby acknowledges receipt of a fully executed copy (or executed counterparts) of the foregoing Contract and accepts the obligations of the Title Company as set forth in such Contract.

COMMONWEALTH LAND TITLE OF DALLAS

By:	/s/ [ILLEGIBLE]

Its:	ESCROW OFFICER
Date:	9/11/2002

EXHIBIT “A”

TRACT A:.
THE EAST 30 FEET OF LOT 14, ALL OF LOTS 15 AND 16, AND THE NORTH 17 FEET AND 10 3/8 INCHES OF THE 75 FEET OF LOTS 17 AND 18 AND:

TRACT B:
THE LEASEHOLD ESTATE CREATED BY THAT CERTAIN LEASE MADE BY WILLIAM W. MILLS, TRUSTEE TO RUDGE & GUENZEL COMPANY, RECORDED AUGUST 7,1915 IN BOOK 190, PAGE 102; AS MODIFIED BY SUBSEQUENT AGREEMENT RECORDED JUNE 16, 1925 IN BOOK 255, PAGE 187; ASSIGNED BY AGREEMENT AND ASSIGNMENT OF LEASE TO MERCHANTS INVESTMENT COMPANY RECORDED JULY 2, 1925 IN BOOK 255, PAGE 320; ASSIGNED BY ASSIGNMENT OF LEASE TO THIRTEENTH & N CO., RECORDED OCTOBER 5, 1960 IN BOOK 618,

PAGE 408; ASSIGNED BY ASSIGNMENT OF LEASE TO MARVIN GARDENS CORPORATION, RECORDED DECEMBER 7,1973 AS INST. NO. 73-23179; ASSIGNED BY ASSIGNMENT OF LEASE TO THE LINCOLN GROUP, RECORDED JUNE 22, 1976 AS INST. NO. 76-13509; MODIFIED BY LEASE MODIFICATION AGREEMENT RECORDED MAY 10, 1978 AS INST. NO. 78-11526; ASSIGNED BY ASSIGNMENT OF LEASE TO OAK BROOK INTERNATIONAL, AN ILLINOIS LIMITED PARTNERSHIP, RECORDED MARCH 17, 1981 AS INST. NO. 81-4570; ASSIGNED BY ASSIGNMENT OF LEASE TO LINCOLN-ATRIUM LIMITED PARTNERSHIP (FORMERLY ATRIUM ASSOCIATES), A MASSACHUSETTS LIMITED PARTNERSHIP, RECORDED MAY 3,1982 AS INST. NO. 82-6251; AND ASSIGNED TO JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, A MASSACHUSETTS CORPORATION BY DEBTOR’S ASSIGNMENT OF LEASE, RECORDED APRIL 5, 1991 AS INST. NO. 91-9850; AND ASSIGNED TO 1200 N STREET, LTD., A TEXAS LIMITED PARTNERSHIP, BY ASSIGNMENT AND ASSUMPTION OF GROUND LEASE, RECORDED AUGUST 10, 1999, AS INST. NO. 99-44063; ALL RECORDS OF LANCASTER COUNTY, NEBRASKA, DEMISING AND LEASING FOR A TERM OF YEARS BEGINNING AUGUST 1, 1915 AND ENDING JULY 31, 2014, THE FOLLOWING DESCRIBED PREMISES, TO-WIT, LOT 13, AND THE WEST 20 FEET OF LOT 14, AND;

TRACT C:
THE LEASEHOLD ESTATE CREATED BY THAT CERTAIN LEASE MADE BY MARY E. BUTLER, WIDOW, LESSOR TO RUDGE & GUENZEL COMPANY, RECORDED JULY 21, 1917 IN BOOK 202, PAGE 267, AS MODIFIED BY SUBSEQUENT LEASE RENTAL MODIFICATION RECORDED MAY 16, 1966 IN BOOK 706, PAGE 584, ASSIGNED BY ASSIGNMENT OF LEASE TO MERCANTILE INVESTMENT COMPANY, RECORDED JANUARY 16, 1929 IN BOOK 278, PAGE 174- ASSIGNED BY ASSIGNMENT OF LEASE TO THIRTEENTH & N CO., RECORDED OCTOBER 5,1960 IN BOOK 618, PAGE 405; ASSIGNED BY ASSIGNMENT OF LEASE TO MARVIN GARDENS CORPORATION, RECORDED DECEMBER 7, 1973 AS INST. NO. 73-23180; ASSIGNED BY ASSIGNMENT OF LEASE TO THE LINCOLN GROUP, RECORDED JUNE 22, 1976 AS INST. NO. 76-13508; MODIFIED BY LEASE MODIFICATION AGREEMENT RECORDED NOVEMBER 20, 1984 AS INST. NO. 81-22004; ASSIGNED BY ASSIGNMENT OF LEASE TO OAK BROOK INTERNATIONAL, AN ILLINOIS LIMITED PARTNERSHIP, RECORDED MARCH 17, 1981 AS INST. NO. 81-4571; ASSIGNED BY ASSIGNMENT OF LEASE TO LINCOLN-ATRIUM LIMITED PARTNERSHIP (FORMERLY ATRIUM ASSOCIATES), A MASSACHUSETTS LIMITED PARTNERSHIP, RECORDED MAY 3, 1982 .AS INST. NO. 82-6252; ASSIGNED TO JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, A MASSACHUSETTS CORPORATION, BY DEBTOR’S ASSIGNMENT OF LEASE RECORDED APRIL 5, 1991P AS INST. NO. 91-9851; AND ASSIGNED TO 1200 N STREET, LTD., A TEXAS LIMITED PARTNERSHIP, BY ASSIGNMENT AND ASSUMPTION OF GROUND LEASE, RECORDED AUGUST 10, 1999, AS INST NO. 99-44064; ALL RECORDS OF LANCASTER COUNTY, DEMISING AND LEASING FOR A TERM OF YEARS BEGINNING JULY 1, 1916 AND ENDING JUNE 20, 2015, THE FOLLOWING DESCRIBED PREMISES, TO WIT: THE SOUTH 57 FEET AND 1 5/8 INCHES OF LOTS 17 AND 18; ALL OF THE ABOVE IN BLOCK 57, OF THE ORIGINAL PLAT OF THE CITY OF LINCOLN, LANCASTER COUNTY, NEBRASKA.

EXHIBIT B
SPECIAL WARRANTY DEED

THE STATE OF NEBRASKA §
§KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF LANCASTER §

          THAT, this Special Warranty Deed (this “Deed”) is made effective as of _________ , 2002, by          (“Grantor”), to          (“Grantee”).

          For and in consideration of the sum of Ten and No/100 Dollars and other valuable consideration to Grantor paid by Grantee, the receipt of which are acknowledged:

          Conveyance and Warranty of Title.

          Grantor GRANTS, SELLS, AND CONVEYS to Grantee, subject to the Permitted Exceptions (defined below), all of the real property more particularly described in Exhibit A attached hereto and made a part hereof (the “Real Property”), together with all appurtenances thereon or in anywise appertaining thereto and all buildings, structures, and improvements located thereon; strips or gores, if any, adjoining the Real Property and abutting properties; the land, if any, lying in the bed of any street, road, or avenue, open or proposed, at the foot of, adjoining or below the Real Property to the center line of such street, road or avenue; all easements, tenements, hereditaments, privileges and appurtenances in any way belonging or appertaining to the Real Property including, without limitation, all mineral, oil, gas and other hydrocarbon substances on and under the Real Property owned by Grantor; and all development, air and water rights relating to the Real Property (all of the foregoing being collectively referred to as the “Property”).

          TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, together with all and singular the rights and appurtenances thereto in anywise belonging, to Grantee, its successors and assigns, forever; and Grantor binds itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property to Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

          Permitted Exceptions.

          This Deed is made, and is accepted by Grantee, subject to the  restrictions, easements,

covenants, encumbrances and other matters described on Exhibit B attached hereto and incorporated herein by reference for all purposes (collectively, the “Permitted Exceptions”).

          Taxes and Assessments.

          Grantee, by accepting delivery of this Deed, has assumed and agreed to pay the taxes and assessments on the Property for the current tax year only to the extent they are not yet due and payable, prorated as agreed in writing by Grantor and Grantee. Grantee’s acceptance of delivery of this Deed is evidenced by its recordation.

          EXECUTED effective as of the______ day of __________, 2002.

GRANTOR:

GRANTEES ADDRESS:

EXHIBIT C
ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE

          This instrument is executed and delivered as of the ________ day of _______ , 2002, pursuant to that certain Agreement of Sale and Purchase (“Agreement”) dated ____________, 2002, by and between (“Seller”), and            (“Purchaser”) and others, covering the real property described in Exhibit A attached hereto (“Real Property”).

          1.           Sale of Personalty.  For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):

           (a)        Tangible Personalty.  All of Sellers’ right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property owned by Seller and located in or on the Real Property except any such personal property belonging to tenants (including Seller) under the Leases or the management agent; and

           (b)         Intangible Personalty. All the right, title and interest of Seller, if any and without warranty, in and to trade names, assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.

          2.           Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following:

           (a)         Leases.  All of the landlord’s right, title and interest in and to the tenant leases listed in Exhibit B attached hereto together with all security deposits described in Exhibit “B” attached hereto and any lease guaranties, and the all of Seller’s interest as lessee under the ground leases listed in Exhibit C attached hereto (“Leases”);

           (b)         Service Contracts.  Sellers’ right, title and interest in and to the service contracts (excluding any management agreements and commission agreements) described in Exhibit C attached hereto (the “Contracts”).

          3.           Assumption; Indemnities.  Purchaser hereby assumes the obligations of Seller under the Leases and Contracts arising after the Closing Date and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts arising from and after the Closing Date. Seller shall defend, indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts arising on or before the Closing Date.

          4.           Warranty of Title to Leases and Contracts.  Seller warrants that it has good and indefeasible title to the landlord’s interest in the Leases and it has not assigned the Leases or the Contracts to any other person or entity except in connection with any Permitted Exceptions.

          IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

PURCHASER:

EXHIBIT D
FORM OF TENANT ESTOPPEL CERTIFICATE

[PURCHASER’S LENDER FORM]

EXHIBIT E
GROUND LESSOR ESTOPPEL CERTIFICATE

          The undersigned, _________________________ (“Landlord”), the landlord under that certain Ground Lease dated ________ (the “Lease”) between Landlord and _______________________, as tenant (the “Tenant”), a true and correct copy of which is attached hereto as Exhibit “A”, hereby certifies and agrees as follows:

          1.     RELIANCE; CONSENT:  This Estoppel is delivered for the use, benefit and reliance of (the successor to Tenant under the Lease)(“Purchaser”), its successors, assigns and mortgagees. The undersigned consents to the assignment of the Tenant’s interest under the Lease to Purchaser.

          2.     TERM:  The Lease is in full force and effect, terminates _________________ , and has not been amended or modified except as follows:

          3.     RENT:  Monthly rent payments are currently $_____________. The next rental payment date is . The last monthly payment was made on _____________ .

          4.     NO DEFAULT:  To the best knowledge of Landlord Tenant is not in default under the Lease and has complied in all material respects with the terms and conditions of the Lease, and Landlord is not aware of any event(s) or failure(s) which would constitute a default.

          5.     MORTGAGE:  Landlord has not mortgaged or made other hypothecation for security of its interest in the Lease or the fee estate and improvements thereto.

          6.     NOTICE AND CURE:  Landlord hereby acknowledges that the Lease does not require Landlord’s consent to a mortgage or sale of the Leased Premises, its easements appurtenant, and office building and related Tenant’s interest in the Lease improvements thereon located (collectively “Tenant’s Leasehold Interest”); however, Landlord agrees to provide any Lender (herein so called) which Tenant may from time to time designate in writing, written notice of any default under the Lease, and further, Landlord agrees that such Lender may, but shall not be required to, cure any default under the Lease in accordance with the terms of the Lease.

          7.     CERTIFICATION:  To the best knowledge of Landlord, the foregoing is true and correct and  is provided to Purchaser for reliance in purchasing Tenant’s interest under the Lease and to Lender for reliance in connection with its loan to Purchaser.

          8.     NONDISTURBANCE:  If Lender acquires Tenant’s Leasehold Interest by any method, Lender shall become the Tenant of Landlord subject to all terms and provisions of the Lease and Landlord agrees that so long as Lender fully complies with the terms and provisions of the Lease, Landlord will not disturb Lender’s ownership and Lender may, subject to the terms and conditions of the Lease, sell and assign the Tenant’s Leasehold Interest to an assignee who agrees to assume and observe and perform all the covenants, conditions and agreements of Tenant as Tenant under the Lease.

          9.     NO MODIFICATION:  Nothing contained herein is intended nor shall it be deemed to change, alter, amend or modify any of the terms or conditions of the Lease.

“LANDLORD”

STATE OF ________________	§
§ ss.
COUNTY OF __________________ §

                    The foregoing instrument was acknowledged before me on_______________________________, by

Notary Public

My commission expires:

EXHIBIT F
PROPERTY INFORMATION

          Seller’s Property Information consists of the following items relating to the ownership and operation of the Property:

          (a)         all service contracts for the Property;

          (b)         copies of the real estate tax bills for the current year and two prior years and current assessment notices, if available;

          (c)         any existing environmental reports, including any Phase I environmental report, and soil reports in Sellers’ possession;

          (d)          Seller’s existing survey;

          (e)          current rent roll and copies of existing Leases for the Property, as provided by Sellers’ property manager;

          (f)          income statements for the Property for the current year and 2000, 2001 and 2002 year to date, if available;

          (g)          certificates of occupancy relating to any portion of the Improvements and in Seller’s possession, and any operational permits for the Property (but not Seller’s business operations in and from the Property) in Sellers’ possession

          (h)          “as-built” plans of the Improvements in the possession of Seller, if any;

          (i)          Tenant files and aging reports;

          (j)          2002 capital budget;

          (k)         maintenance records;

          (l)          copies of all warranties; and

          (m)         any other documents in Sellers’ possession or control that Purchaser reasonably requests.

                         Seller shall provide to Purchaser any documents described above and coming into Seller’s possession or produced by Seller after the initial delivery of the above, and shall continue to provide the same during the pendency of this Agreement.

EXHIBIT G
COOPERATION WITH S-X 8-14 AUDIT

          The Seller acknowledges that Purchaser intends to assign all of its rights, title and interest in and to this Agreement. The assignee may be a publicly registered company “Registered Company”) promoted by the Purchaser. The Seller acknowledges that it has been advised that if the purchaser is a Registered Company, the assignee is required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that related to the most recent pre-acquisition fiscal year (thp “Audited Year”) for the Property. To assist the assignee in preparing the SEC Filings, the Seller agrees to provide the assignee with the following:

1.	Access to bank statements for the Audited Year;

2.	Rent Roll as of the end of the Audited Year;

3.	Operating Statements for the Audited Year;

4.	Access to the general ledger for the Audited Year;

5.	Cash receipts schedule for each month in the Audited Year;

6.	Access to invoice for expenses and capital improvements in the Audited Year;

7.	Copies of all insurance documentation for the Audited Year;

8.	Copies of accounts receivable aging as of the end of the Audited Year and an explanation for an accounts over 90 days past due as of the end of the Audited Year; and

9.	Signed representation letter at the end of the field work.

The provisions of this document shall survive the Close of Escrow.